                                                                      EXHIBIT 99

--------------------------------------------------------------------------------
Investor Release
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                FOR MORE INFORMATION CONTACT:
---------------------                ----------------------------
01/24/01                             Investors:    Mary Healy, 630-623-6429
                                     Media:   Anna Rozenich, 630-623-7316

                                     FOR ACCESS TO CONFERENCE CALL:
                                     ------------------------------
                                     When: 11:30 a.m. CST, Wednesday,
                                     January 24, 2001
                                     Where: http://www.mcdonalds.com

                        McDONALD'S REPORTS GLOBAL RESULTS
                        ---------------------------------

OAK BROOK, IL -- McDonald's Corporation today announced global results for the quarter and year ended December 31, 2000.

 .    For the first time, Systemwide sales exceeded $40 billion for the year, increasing 7% for the quarter and the year in constant currencies.

 .    Sales for the year for Europe, Asia/Pacific and Latin America increased 9%
     in constant currencies. U.S. sales increased 3% for the year.

 .    Diluted net income per common share increased 10% for the year and 6% for the quarter in constant currencies.

 .    The Company repurchased $2.0 billion of stock during the year.

Key highlights - Consolidated                                    2000            1999        Increase/(Decrease)
Dollars in millions, except per common                                                             As      In Constant
share data                                                                                   Reported      Currencies*
Quarters ended December 31
Systemwide sales                                             $9,924.5        $9,749.7             2%               7%
Total revenues                                                3,589.6         3,372.9             6               13
Operating income                                                774.0           816.8            (5)               1
Net income                                                      452.0           486.2            (7)               -
Net income per common share - diluted                             .34             .35            (3)               6
Years ended December 31
Systemwide sales                                            $40,181.2       $38,490.7             4%               7%
Total revenues                                               14,243.0        13,259.3             7               12
Operating income                                              3,329.7         3,319.6             -                5
Net income                                                    1,977.3         1,947.9             2                6
Net income per common share - diluted                            1.46            1.39             5               10

 * Information in constant currencies excludes the effect of foreign currency translation on reported results, except for hyperinflationary economies, such as Russia, whose functional currency is the U.S. dollar.

SUMMARY COMMENTARY

     Chairman and Chief Executive Officer Jack M. Greenberg said, "McDonald's served nearly one billion more customers in 2000 than in 1999 and grew earnings per share 10 percent for the year in constant currencies. Despite a number of operating challenges, our worldwide comparable sales were positive and Systemwide sales increased seven percent in constant currencies for the year. During the year, we added 1,606 McDonald's restaurants, 103 McDonald's dessert-only kiosks, and 792 restaurants operated by our Other Brands, 707 of which were the result of our Boston Market acquisition. We also introduced the Golden Arches to two new countries, American Samoa and French Guiana. For the quarter, Systemwide sales increased seven percent and earnings per share grew six percent in constant currencies.

     "The U.S. business posted many achievements during the year, including faster drive-thru service times; product innovations; improved food perception scores on appearance, freshness and taste; and a successful new advertising campaign. These achievements contributed to the three percent U.S. sales growth and nine percent U.S. operating income growth for the year.

     "Europe's constant currency sales increased nine percent for the year and five percent for the quarter. During the year, we added 517 restaurants and posted slightly positive comparable sales in Europe, strengthening our competitive position. These results were tempered by the recent decline in consumer confidence in the European beef supply. However, by educating customers about our strict product specifications that assure our beef is safe from BSE, communicating our industry-leading safety and quality standards, and introducing additional menu variety, we partially offset the negative impact.

     "Asia/Pacific sales increased nine percent for the year and 11 percent for the quarter in constant currencies despite weak consumer spending in many markets. We increased our market presence by adding 606 restaurants in Asia/Pacific in 2000. We were pleased with Japan's strong sales for the quarter and China's and South Korea's strong results for both the quarter and the year. However, Australia's results continued to be negatively affected by the goods and services tax introduced in July 2000.

     "Canada's focus on food taste, value and service drove excellent performance throughout the quarter and the year.

     "Latin America's performance continued to be affected by difficult economic conditions, stemming from the major devaluation in Brazil in January 1999.

     "Moving forward, McDonald's will pursue additional growth by intensifying our focus on building sales at existing restaurants, improving the customer experience, expanding the ways in which we serve customers and adding restaurants. We plan to add about 1,700 restaurants in 2001, including about 1,600 McDonald's restaurants (excluding dessert-only kiosks.)

     "We expect earnings per share growth in 2001 to be 10 to 13 percent, excluding the impact of foreign currency translation, for earnings per share of $1.60 to $1.65 in constant dollars. If exchange rates stay where they are, we expect foreign currency to negatively impact our reported 2001 earnings per share by about one cent. We expect the first quarter to be very challenging, due to outstanding results and an extra trading day in 2000, and continuing consumer confidence issues about European beef.

     "We will continue our share repurchase program in 2001, as we believe it is the best use of our free cash flow and credit capacity. We purchased $2.0 billion of our stock in 2000, bringing the total for our $4.5 billion, three-year share repurchase program to $3.3 billion or 91.1 million shares. We expect to purchase the remaining $1.2 billion of the program by the end of this year."

OPERATING RESULTS

McDonald's operates primarily in the quick-service restaurant business. In addition, the Company operates other restaurant concepts: Aroma Cafe, Boston Market, Chipotle Mexican Grill and Donatos Pizza. Collectively these four businesses are referred to as "Other Brands." Throughout this release, Other Brands' financial information is included in the Other segment, except where specifically noted.

Impact of Foreign Currencies on Reported Results

     While changing foreign currencies affect reported results, McDonald's lessens exposures, where practical, by financing in local currencies, hedging certain foreign-denominated cash flows and by purchasing goods and services in local currencies.

     The primary currencies negatively affecting reported results for the quarter and the year were the Euro, the British Pound and the Australian Dollar. In addition, the Japanese Yen had a negative effect for the quarter, but a positive impact for the year.

Systemwide Sales and Revenues

     Systemwide sales represent sales by Company-operated, franchised and affiliated restaurants. Total revenues include sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees include rent, service fees and royalties that are based on a percent of sales, with specified minimum payments along with initial fees.

   Systemwide sales
   Dollars in millions                                        2000             1999         Increase/(Decrease)
                                                                                                 As        In Constant
                                                                                           Reported        Currencies*
   Quarters ended December 31
   U.S.                                                   $4,823.9         $4,681.6             3%               n/a
   Europe                                                  2,210.4          2,449.8           (10)                 5%
   Asia/Pacific                                            1,749.3          1,697.0             3                 11
   Latin America                                             470.2            438.0             7                  8
   Other**                                                   670.7            483.3            39                 43
   Total Systemwide sales                                 $9,924.5         $9,749.7             2%                7%
   Years ended December 31
   U.S.                                                  $19,572.8        $19,005.6             3%               n/a
   Europe                                                  9,292.8          9,557.0            (3)                 9%
   Asia/Pacific                                            7,051.4          6,435.7            10                  9
   Latin America                                           1,790.0          1,665.6             7                  9
   Other**                                                 2,474.2          1,826.8            35                 36
   Total Systemwide sales                                $40,181.2        $38,490.7             4%                7%

   * Excluding the effect of foreign currency translation on reported results. ** Includes Systemwide sales for Other Brands of $227.0 million and $605.2 million for the quarter and year 2000, respectively. In 1999, Systemwide sales for Other Brands were $44.5 million and $90.6 million for the quarter and year, respectively.
n/a  Not applicable

     On a global basis, the increases in sales and revenues for the quarter and the year were primarily due to expansion. The year also benefited from positive comparable sales, while comparable sales for the quarter were flat. Foreign currency translation had a negative effect on the growth rates for both Systemwide sales and revenues for the quarter and the year. For the year, the stronger Japanese Yen had a greater positive currency translation effect on sales compared with revenues. This is due to our affiliate structure in Japan. Under this structure, we record a royalty in revenues based on a percentage of Japan's sales, whereas all of Japan's sales are included in Systemwide sales. For this reason, Systemwide sales were less negatively affected by foreign currency translation for the year than were revenues.

     On a constant currency basis, revenues increased at a higher rate than sales in both periods primarily due to the addition of Other Brands and the consolidation of Argentina and Indonesia, for financial reporting purposes, beginning in the first quarter 2000.

     U.S. sales increased three percent for the quarter and the year due to expansion and positive comparable sales. In Europe, expansion, partly offset by negative comparable sales, drove the constant currency sales increase for the quarter, while expansion along with slightly positive comparable sales drove the increase for the year. This segment benefited from strong performances in the Netherlands and Russia for both periods and Spain for the year. Also contributing significantly to the increases were the United Kingdom for both periods and France and Italy for the year. This segment's results were dampened by the decline in consumer confidence regarding the safety of the European beef supply in the fourth quarter.

     In Asia/Pacific, the constant currency sales increases for both periods were primarily driven by expansion. Comparable sales were positive for the quarter and relatively flat for the year. This segment benefited from strong positive comparable sales in China for both periods and Japan for the quarter. Sales in this segment continued to be negatively impacted by weak consumer spending in Australia due to the goods and services tax introduced in July 2000.

     In Latin America, the constant currency sales increases were due to expansion, partly offset by negative comparable sales. Weak consumer spending continued to negatively affect most markets in this segment; however, Mexico posted strong positive comparable sales in both periods.

     In the Other segment, the increases for the quarter and the year were primarily driven by the addition of Other Brands, as well as positive comparable sales and expansion in Canada.

Combined Operating Margins

     The following combined operating margin information represents margins for McDonald's restaurant business only.

--------------------------------------------------------------------------------
Combined operating margins         Quarters ended            Years ended
                                     December 31             December 31
                               -------------------------------------------------
                                  2000        1999         2000         1999
--------------------------------------------------------------------------------
Dollars in millions
Company-operated               $  385.0    $  408.6      $1,669.6     $1,673.9
Franchised                        720.7       755.9       3,002.0      3,008.4
  Combined operating margins   $1,105.7    $1,164.5      $4,671.6     $4,682.3
Percent of sales/revenues
Company-operated                  15.6%       17.1%         16.9%        17.7%
Franchised                        79.0        79.8          79.5         80.3

         Combined operating margin dollars decreased $58.8 million for the quarter and $10.7 million for the year. In constant currencies, combined operating margin dollars increased by $10.9 million, or one percent, for the quarter and $191.5 million, or four percent, for the year. The U.S. and Europe segments accounted for over 80 percent of the combined margin dollars in both periods.

         As a percent of sales, consolidated Company-operated margins decreased for the quarter and the year. Food & paper costs as a percent of sales were flat for the quarter and increased for the year, while payroll costs increased for the quarter and were flat for the year. Occupancy & other operating expenses increased as a percent of sales for both periods.

         In the U.S., Company-operated margins increased as a percent of sales for the quarter but decreased for the year. Food & paper costs decreased as a percent of sales for the quarter and the year, while payroll costs and occupancy & other operating expenses increased for both periods. In each of the remaining segments, Company-operated margins decreased as a percent of sales for both periods.

         Consolidated franchised margins as a percent of applicable revenues decreased for the quarter and the year. The decrease in the margin as a percent of revenues was primarily due to higher occupancy costs as a result of our strategy to lease more sites. By leasing a higher proportion of new sites, we have reduced initial capital requirements. However, as anticipated, this practice reduces franchised margins because the financing costs implicit in the lease are included in occupancy expense, whereas for owned sites, financing costs are reflected in interest expense. The consolidation of Argentina and Indonesia also contributed to the decline in margins as a percent of revenues.

Selling, General & Administrative Expenses

         Selling, general & administrative expenses increased one percent for the quarter and seven percent for the year. The increases were primarily due to spending to support the development of Other Brands and the consolidation of Argentina and Indonesia. Excluding Other Brands and the consolidations, selling, general & administrative expenses decreased five percent for the quarter and increased one percent for the year. Selling, general & administrative expenses benefited from weaker foreign currencies and lower expense for performance-based incentive compensation.

Other Operating Income and Expense

         Other operating income and expense consists of transactions related to franchising and the food service business. Equity in earnings of unconsolidated affiliates decreased for the year primarily as a result of a gain reported in 1999 on the sale of real estate in a U.S. partnership. The decrease in other expense for the quarter and the year was primarily due to lower provisions for property dispositions in 2000, costs in 1999 associated with the implementation of our Made For You food preparation system and the write-off of software in the second quarter 1999.

--------------------------------------------------------------------------------
 Other operating income and expense        Quarters ended       Years ended
                                            December 31         December 31
--------------------------------------------------------------------------------
 Dollars in millions                       2000     1999       2000     1999
--------------------------------------------------------------------------------
 Gains on sales of restaurant businesses  $28.5    $36.4     $ 86.9    $ 75.0
 Equity in earnings of unconsolidated
  affiliates                               28.1     28.7      120.9     138.3
 Other                                     (0.8)   (14.5)     (11.4)   (108.1)
    Total                                 $55.8    $50.6     $196.4    $105.2

Operating Income

         Consolidated operating income decreased $42.8 million for the quarter, but increased $12.1 million, or one percent, in constant currencies. For the year, consolidated operating income increased $10.1 million and, in constant currencies, $161.3 million or five percent. The constant currency increases for both periods were due to higher combined operating margin dollars and other operating income, partly offset by higher selling, general & administrative expenses. Operating income by segment includes the allocation of corporate selling, general & administrative expenses.

--------------------------------------------------------------------------------
Operating income                                          Increase/(Decrease)
--------------------------------------------------------------------------------
                                                              As    In Constant
Dollars in millions                2000         1999    Reported    Currencies*
--------------------------------------------------------------------------------
Quarters ended December 31
U.S.                           $  385.3     $  338.9          14%         n/a
Europe                            267.3        322.3         (17)          (3)%
Asia/Pacific                       88.0         99.3         (11)          (2)
Latin America                      14.5         33.4         (57)         (58)
Other**                            18.9         22.9         (17)         (14)
 Total operating income        $  774.0     $  816.8          (5)%           1%
Years ended December 31
U.S.                           $1,599.1     $1,471.7           9%          n/a
Europe                          1,124.1      1,203.4          (7)            6%
Asia/Pacific                      421.1        404.3           4             6
Latin America                      97.4        127.5         (24)          (23)
Other**                            88.0        112.7         (22)          (22)
 Total operating income        $3,329.7     $3,319.6           -%            5%

   * Excluding the effect of foreign currency translation on reported results. ** Includes operating losses for Other Brands of $8.1 million and $41.5 million for the quarter and year 2000, respectively. In 1999, operating losses for Other Brands were $4.9 million and $7.5 million for the quarter and year, respectively.
 n/a  Not applicable

         U.S. operating income increased $46.4 million, or 14 percent, for the quarter and $127.4 million, or nine percent, for the year. The increases for both periods were driven by higher combined operating margin dollars, lower selling, general and administrative expenses and higher other operating income.

         Europe's operating income decreased three percent for the quarter and increased six percent for the year in constant currencies. Strong results in the Netherlands and Spain for both periods and France and Italy for the year contributed to this segment's performance. The concern regarding the safety of the European beef supply negatively impacted this segment's results in the fourth quarter.

         Operating income in Asia/Pacific decreased two percent for the quarter and increased six percent for the year in constant currencies. Australia's results were negatively affected for both periods by the introduction of the goods and services tax in July 2000, while the segment benefited from strong performances in China and South Korea. Taiwan, which benefited from a weak comparison with the prior year due to the September 1999 earthquake, also contributed to this segment's results for both periods. The partial sale of our Japanese affiliate's ownership in Toys `R' Us Japan, in connection with an initial public offering of Toys `R' Us Japan, contributed to the increase for the year.

         Latin America's operating income decreased 58 percent for the quarter and 23 percent for the year in constant currencies. Both periods were negatively impacted by the continuing difficult economic conditions experienced by most markets in the region, which resulted in negative comparable sales and lower margins.

         In the Other segment, the investment spending for Other Brands was partially offset by Canada's increases for the quarter and the year.

INTEREST, NONOPERATING EXPENSE AND INCOME TAXES

For both periods, higher interest expense was primarily due to higher average debt levels, partly offset by weaker foreign currencies. The higher average debt levels were a result of the Company using its available credit capacity to fund share repurchases.

         Nonoperating (income) expense for the quarter and the year reflected lower minority interest expense in 2000. For the year, nonoperating (income) expense also reflected a gain related to the sale of a partial ownership interest in a majority-owned subsidiary outside the U.S. and lower translation losses.

         The fourth quarter effective income tax rate was 31.3 percent compared with 31.6 percent in 1999. The effective tax rate for the year was 31.4 percent compared with 32.5 percent in 1999. The decrease in the income tax rate was the result of a tax benefit resulting from an international transaction. The effective income tax rate for 2001 is expected to be 32.0 to 33.0 percent.

WEIGHTED AVERAGE SHARES

Weighted average shares outstanding for the fourth quarter and the year were lower compared with the prior year due to shares repurchased. In addition, outstanding stock options had a less dilutive effect than in the prior year. The Company repurchased $305 million or 8.7 million shares of its common stock in the fourth quarter, bringing the total for 2000 to 56.7 million shares for $2.0 billion.

FORWARD-LOOKING STATEMENTS

Certain forward-looking statements are included in this report. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this report. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: the effectiveness of operating initiatives and advertising and promotional efforts, the effects of the Euro conversion, as well as changes in: global and local business and economic conditions; currency exchange (particularly the Euro) and interest rates; food, labor and other operating costs; political or economic instability in local markets; competition; consumer preferences, spending patterns and demographic trends; legislation and governmental regulation; and accounting policies and practices. The foregoing list of important factors is not exclusive.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOURTH QUARTER CONFERENCE CALL

In conjunction with its Fourth Quarter earnings release, McDonald's Corporation will broadcast its conference call with members of management live over the Internet on Wednesday, January 24, 2001 at 11:30 a.m., Central Standard Time. Interested parties are invited to listen by logging on to http://www.mcdonalds.com/corporate/investor and clicking "Investor Webcasts"
-------------------------------------------
under "Latest News".

                            McDONALD'S CORPORATION
                  CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data
--------------------------------------------------------------------
                                                           Inc/(Dec)
Quarters ended December 31,        2000         1999         $     %
--------------------------------------------------------------------
SYSTEMWIDE SALES               $9,924.5     $9,749.7     174.8     2
Revenues
Sales by Company-operated
 restaurants                    2,676.6      2,424.9     251.7    10
Revenues from franchised
 and affiliated restaurants       913.0        948.0     (35.0)   (4)

TOTAL REVENUES                  3,589.6      3,372.9     216.7     6

Operating costs and expenses
Company-operated
 restaurants                    2,272.4      2,010.8     261.6    13
Franchised restaurants
 --occupancy costs                191.9        191.7       0.2     -
Selling, general &
 administrative expenses          407.1        404.2       2.9     1
Other operating (income)
 expense                          (55.8)       (50.6)     (5.2)   10
Total operating costs
 and expenses                   2,815.6      2,556.1     259.5    10

OPERATING INCOME                  774.0        816.8     (42.8)   (5)

Interest expense                  111.9         98.2      13.7    14

Nonoperating (income)
 expense                            4.6          8.3      (3.7)  n/m

Income before provision
 for income taxes                 657.5        710.3     (52.8)   (7)

Provision for
 income taxes                     205.5        224.1     (18.6)   (8)

NET INCOME                     $  452.0     $  486.2     (34.2)   (7)

NET INCOME PER
 COMMON SHARE                  $   0.35     $   0.36     (0.01)   (3)

NET INCOME PER
 COMMON SHARE-DILUTED          $   0.34     $   0.35     (0.01)   (3)

Weighted average
 common shares outstanding      1,307.0      1,353.3

Weighted average
 common shares outstanding
 -diluted                       1,335.8      1,401.4

n/m   Not meaningful

                         McDONALD'S CORPORATION
               CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data
--------------------------------------------------------------------------
                                                                 Inc/(Dec)
Years ended December 31,                2000         1999          $     %
--------------------------------------------------------------------------
SYSTEMWIDE SALES                   $40,181.2    $38,490.7    1,690.5     4
Revenues
Sales by Company-operated
 restaurants                        10,467.0      9,512.5      954.5    10
Revenues from franchised
 and affiliated restaurants          3,776.0      3,746.8       29.2     1

TOTAL REVENUES                      14,243.0     13,259.3      983.7     7

Operating costs and expenses
Company-operated
 restaurants                         8,750.1      7,829.6      920.5    12
Franchised restaurants
 --occupancy costs                     772.3        737.7       34.6     5
Selling, general &
 administrative expenses             1,587.3      1,477.6      109.7     7
Other operating (income)
 expense                              (196.4)      (105.2)     (91.2)  n/m
Total operating costs
 and expenses                       10,913.3      9,939.7      973.6    10

OPERATING INCOME                     3,329.7      3,319.6       10.1     -

Interest expense                       429.9        396.3       33.6     8

Nonoperating (income)
 expense                                17.5         39.2      (21.7)  n/m

Income before provision
 for income taxes                    2,882.3      2,884.1       (1.8)    -

Provision for
 income taxes                          905.0        936.2      (31.2)   (3)

NET INCOME                         $ 1,977.3    $ 1,947.9       29.4     2

NET INCOME PER
 COMMON SHARE                      $    1.49    $    1.44       0.05     3

NET INCOME PER
 COMMON SHARE-DILUTED              $    1.46    $    1.39       0.07     5

Weighted average
 common shares outstanding           1,323.2      1,355.3

Weighted average
 common shares outstanding
 -diluted                            1,356.5      1,404.2

n/m   Not meaningful

                      McDONALD'S CORPORATION SYSTEMWIDE SALES

Dollars in millions
------------------------------------------------------------------------
                                                       % Inc/(Dec)
                                                         As  In Constant
Quarters ended December 31,     2000        1999   Reported  Currencies*
------------------------------------------------------------------------
US
Operated by franchisees     $3,769.0    $3,659.2          3
Operated by the Company        780.7       728.5          7
Operated by affiliates         274.2       293.9         (7)
                             4,823.9     4,681.6          3          n/a

Europe
Operated by franchisees      1,176.9     1,323.3        (11)
Operated by the Company        922.1     1,002.7         (8)
Operated by affiliates         111.4       123.8        (10)
                             2,210.4     2,449.8        (10)           5

Asia/Pacific
Operated by franchisees        445.8       469.7         (5)
Operated by the Company        413.3       399.7          3
Operated by affiliates         890.2       827.6          8
                             1,749.3     1,697.0          3           11

Latin America
Operated by franchisees        242.1       218.4         11
Operated by the Company        207.2       127.4         63
Operated by affiliates          20.9        92.2        (77)
                               470.2       438.0          7            8

Other**
Operated by franchisees        308.0       298.0          3
Operated by the Company        353.3       166.6        112
Operated by affiliates           9.4        18.7        (50)
                               670.7       483.3         39           43

Systemwide
Operated by franchisees      5,941.8     5,968.6          -
Operated by the Company      2,676.6     2,424.9         10
Operated by affiliates       1,306.1     1,356.2         (4)
                            $9,924.5    $9,749.7          2            7

 * Excluding the effect of foreign currency translation on reported results.

** The Other segment includes $227.0 million of sales in 2000 and $44.5 million in 1999 related to Other Brands.

                    McDONALD'S CORPORATION SYSTEMWIDE SALES

Dollars in millions
------------------------------------------------------------------------
                                                       % Inc/(Dec)
                                                         As  In Constant
Years ended December 31,        2000        1999   Reported  Currencies*
------------------------------------------------------------------------
US
Operated by franchisees    $15,330.7   $14,857.9          3
Operated by the Company      3,063.8     2,956.6          4
Operated by affiliates       1,178.3     1,191.1         (1)
                            19,572.8    19,005.6          3          n/a

Europe
Operated by franchisees      5,097.1     5,194.9         (2)
Operated by the Company      3,729.8     3,876.7         (4)
Operated by affiliates         465.9       485.4         (4)
                             9,292.8     9,557.0         (3)           9

Asia/Pacific
Operated by franchisees      1,809.3     1,787.5          1
Operated by the Company      1,777.9     1,609.3         10
Operated by affiliates       3,464.2     3,038.9         14
                             7,051.4     6,435.7         10            9

Latin America
Operated by franchisees        928.8       820.7         13
Operated by the Company        764.4       494.3         55
Operated by affiliates          96.8       350.6        (72)
                             1,790.0     1,665.6          7            9

Other**
Operated by franchisees      1,297.6     1,168.0         11
Operated by the Company      1,131.1       575.6         97
Operated by affiliates          45.5        83.2        (45)
                             2,474.2     1,826.8         35           36

Systemwide
Operated by franchisees     24,463.5    23,829.0          3
Operated by the Company     10,467.0     9,512.5         10
Operated by affiliates       5,250.7     5,149.2          2
                           $40,181.2   $38,490.7          4            7

 * Excluding the effect of foreign currency translation on reported results.

** The Other segment includes $605.2 million of sales in 2000 and $90.6 million in 1999 related to Other Brands.

                     McDONALD'S CORPORATION TOTAL REVENUES

Dollars in millions
----------------------------------------------------------------------

                                                     % Inc/(Dec)
                                                       As  In Constant
Quarters ended December 31,    2000        1999  Reported  Currencies*
----------------------------------------------------------------------
  U.S.                    $ 1,321.8   $ 1,258.8         5          n/a
  Europe                    1,163.6     1,273.6        (9)           5
  Asia/Pacific                463.5       458.1         1            8
  Latin America               248.2       176.7        40           42
  Other**                     392.5       205.7        91           95
                          $ 3,589.6   $ 3,372.9         6           13


----------------------------------------------------------------------

                                                    % Inc/(Dec)
                                                       As  In Constant
Years ended December 31,       2000        1999  Reported  Currencies*
----------------------------------------------------------------------
  U.S.                    $ 5,259.1   $ 5,093.0         3          n/a
  Europe                    4,753.9     4,924.9        (3)           7
  Asia/Pacific              1,987.0     1,832.3         8           11
  Latin America               949.3       680.3        40           41
  Other**                   1,293.7       728.8        78           79
                          $14,243.0   $13,259.3         7           12

 * Excluding the effect of foreign currency translation on reported results.

** The Other segment revenue related to Other Brands for the fourth quarter and year 2000 was $216.7 million and $563.8 million, respectively. In 1999, revenue related to Other Brands was $34.5 million for the quarter and $56.7 for the year.

                   McDONALD'S CORPORATION OPERATING MARGINS

OPERATING MARGINS - McDONALD'S RESTAURANT BUSINESS**
------------------------------------------------------------------------
                                                          % Inc/(Dec)
Quarters ended       Percent            Amount           As  In Constant
 December 31,     2000    1999      2000      1999 Reported  Currencies*
------------------------------------------------------------------------
Company-operated
U.S.              16.7%   16.5% $  130.1  $  120.0        8          n/a
Europe            17.1    19.4     157.5     194.5      (19)          (7)
Asia/Pacific      13.7    14.5      56.8      58.0       (2)           4
Latin America     11.3    14.4      23.5      18.3       28           29
Other             12.5    13.5      17.1      17.8       (4)           1
  Total           15.6%   17.1% $  385.0  $  408.6       (6)           1

Franchised
U.S.              80.0%   80.1% $  432.9  $  424.8        2          n/a
Europe            77.6    79.0     187.3     214.1      (13)           3
Asia/Pacific      83.1    83.7      41.7      48.8      (15)          (2)
Latin America     69.0    76.9      28.3      38.0      (26)         (25)
Other             78.6    78.0      30.5      30.2        1            5
  Total           79.0%   79.8% $  720.7  $  755.9       (5)           1


------------------------------------------------------------------------
                                                          % Inc/(Dec)
Years ended          Percent            Amount           As  In Constant
 December 31,     2000    1999      2000      1999 Reported  Currencies*
------------------------------------------------------------------------
Company-operated
U.S.              17.0%   17.5% $  521.1  $  516.2        1          n/a
Europe            18.3    19.2     682.7     742.6       (8)           2
Asia/Pacific      16.2    16.6     288.8     267.5        8            9
Latin America     12.4    14.1      94.6      69.9       35           36
Other             14.5    14.9      82.4      77.7        6            7
  Total           16.9%   17.7% $1,669.6  $1,673.9        -            4

Franchised
U.S.              80.4%   81.0% $1,764.8  $1,730.1        2          n/a
Europe            78.3    79.0     802.2     828.1       (3)          10
Asia/Pacific      82.7    83.6     173.0     186.5       (7)          (1)
Latin America     73.0    77.5     135.0     144.1       (6)          (5)
Other             78.9    78.5     127.0     119.6        6            7
  Total           79.5%   80.3% $3,002.0  $3,008.4        -            4

 * Excluding the effect of foreign currency translation on reported results.

** Operating margin information relates to McDonald's restaurant business and excludes Other Brands.

                 McDONALD'S CORPORATION FINANCIAL INFORMATION


COMPANY-OPERATED MARGINS AS A PERCENT OF SALES -
McDONALD'S RESTAURANT BUSINESS*
-------------------------------------------------------------------------
                          Quarters ended                Years ended
                            December 31                 December 31
                          2000      1999              2000       1999
-------------------------------------------------------------------------
Food & paper              33.7      33.7              34.0       33.7
Payroll & employee
  benefits                26.0      25.5              25.4       25.4
Occupancy & other
  operating expenses      24.7      23.7              23.7       23.2
     Total expenses       84.4      82.9              83.1       82.3
Company-operated margins  15.6      17.1              16.9       17.7

* Operating margin information relates to McDonald's restaurant business and excludes Other Brands.

SELLING,GENERAL & ADMINISTRATIVE EXPENSES
-------------------------------------------------------------------------
                                                        % Inc/(Dec)
                                                       As     In Constant
Years ended December 31       2000         1999  Reported     Currencies*
-------------------------------------------------------------------------
U.S.                      $  755.4     $  765.7        (1)            n/a
Europe                       392.1        400.9        (2)              8
Asia/Pacific                 147.9        134.5        10              14
Latin America                124.7         88.9        40              42
Other**                      167.2         87.6        91              92
                          $1,587.3     $1,477.6         7              11

 * Excluding the effect of foreign currency translation on reported results.

** The Other segment includes $84.5 million of selling, general & administrative expenses in 2000 and $12.6 million in 1999 related to Other Brands.

                 McDONALD'S CORPORATION RESTAURANT INFORMATION

SYSTEMWIDE RESTAURANTS
-----------------------------------------------------------------------
At December 31,                        2000**     1999**      Inc/(Dec)
-----------------------------------------------------------------------
  U.S.*                              12,804     12,629             175
  Europe
    Germany                           1,091      1,008              83
    England                             952        884              68
    France                              857        790              67
    Italy                               290        242              48
    Spain                               276        229              47
    Sweden                              227        202              25
    Netherlands                         205        201               4
    Poland                              181        160              21
    Other                             1,381      1,227             154
    Total Europe                      5,460      4,943             517
  Asia/Pacific
    Japan*                            3,598      3,258             340
    Australia                           701        684              17
    Taiwan                              338        319              19
    China                               326        252              74
    South Korea                         243        176              67
    Philippines                         235        217              18
    Hong Kong                           177        163              14
    Other                               642        585              57
    Total Asia/Pacific                6,260      5,654             606
  Latin America
    Brazil                              543        464              79
    Argentina                           209        182              27
    Mexico                              205        170              35
    Other                               553        483              70
    Total Latin America               1,510      1,299             211
  Other
    Canada*                           1,154      1,125              29
    Other McDonald's                    511        443              68
    Other Brands***                   1,008        216             792
    Total Other                       2,673      1,784             889
Systemwide restaurants               28,707     26,309           2,398

Countries                               120        118               2

  * Includes satellites at December 31, 2000: U.S. 999; Japan 1,649; Canada 280. At December 31, 1999: U.S. 1,048; Japan 1,333;
    Canada 259.

 ** Adjusted to exclude dessert-only kiosks from the restaurant counts as follows: 600 (553 in Brazil) at December 31, 2000 and 497 (457 in Brazil) at December 31, 1999.

*** Restaurants at December 31, 2000: Aroma Cafe 41; Boston Market 707;
    Chipotle Mexican Grill 104; Donatos Pizza 156.  At December 31,1999:
    Aroma Cafe 32; Chipotle Mexican Grill 37; Donatos Pizza 147.

                 McDONALD'S CORPORATION RESTAURANT INFORMATION RESTAURANT ADDITIONS
-----------------------------------------------------------------------
                          Quarters ended                 Years ended
                            December 31                  December 31
                          2000*     1999*              2000**   1999**
-----------------------------------------------------------------------
  U.S.                     101       100                175      157
  Europe                   218       254                517      522
  Asia/Pacific             272       255                606      599
  Latin America             79        76                211      199
  Other - McDonald's        58        46                 97      121
  Other Brands              86        21                792***   198
   Systemwide additions    814       752              2,398    1,796

  * Adjusted by 39 in 2000 and 100 in 1999 to exclude dessert-only kiosks.

 ** Adjusted by 103 in 2000 and 192 in 1999 to exclude dessert-only kiosks.

*** Includes 707 Boston Market restaurants acquired in 2000.

SYSTEMWIDE RESTAURANTS
-----------------------------------------------------------------------
At December 31,                         2000*        1999*    Inc/(Dec)
-----------------------------------------------------------------------
US
Operated by franchisees               10,169        9,986          183
Operated by the Company                1,912        1,837           75
Operated by affiliates                   723          806          (83)
                                      12,804       12,629          175
Europe
Operated by franchisees                3,094        2,722          372
Operated by the Company                2,142        2,005          137
Operated by affiliates                   224          216            8
                                       5,460        4,943          517
Asia/Pacific
Operated by franchisees                1,648        1,496          152
Operated by the Company                1,496        1,248          248
Operated by affiliates                 3,116        2,910          206
                                       6,260        5,654          606
Latin America
Operated by franchisees                  748          665           83
Operated by the Company                  680          364          316
Operated by affiliates                    82          270         (188)
                                       1,510        1,299          211
Other
Operated by franchisees                1,136        1,080           56
Operated by the Company                1,422          605          817
Operated by affiliates                   115           99           16
                                       2,673        1,784          889
Systemwide
Operated by franchisees               16,795       15,949          846
Operated by the Company                7,652        6,059        1,593
Operated by affiliates                 4,260        4,301          (41)
                                      28,707       26,309        2,398

* Adjusted to exclude dessert-only kiosks as follows: 600 at December 31, 2000 and 497 at December 31, 1999.

                               #   #   #